                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      SAVANNAH FOODS & INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                       SAVANNAH FOODS & INDUSTRIES, INC.
                                 P. O. BOX 339
                         SAVANNAH, GEORGIA  31402-0339



                                January 13, 1997




Dear Fellow Stockholder:

     You are cordially invited to attend the 1997 Annual Meeting of Stockholders of Savannah Foods to be held on Thursday, February 20, 1997 beginning at 9:00 a.m. in the Grand Ballroom located on the main lobby floor of the DeSoto Hilton Hotel, 15 East Liberty Street, Savannah, Georgia. We look forward to greeting each of you personally.

     Please sign, date, and return the enclosed proxy card in the envelope provided at your earliest convenience. Whether or not you plan to attend and regardless of the number of shares you own, your vote is important.

     If you plan on attending the meeting, you may vote in person if you wish, even if you have previously returned your proxy.

                                Sincerely,



                                /s/ Eugene Cartledge
                                ---------------------
                                R. Eugene Cartledge
                                Chairman of the Board




                                /s/ William W. Sprague III
                                --------------------------
                                William W. Sprague III
                                President and Chief Executive Officer

                       SAVANNAH FOODS & INDUSTRIES, INC.
                              POST OFFICE BOX 339
                            SAVANNAH, GEORGIA  31402
                                 ______________


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON FEBRUARY 20, 1997
                                 ______________



     NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders of Savannah Foods & Industries, Inc. will be held on Thursday, February 20, 1997, starting at 9:00 a.m. Eastern Standard Time in the Grand Ballroom on the main lobby floor of the DeSoto Hilton Hotel, 15 East Liberty Street, Savannah, Georgia, for the purpose of considering and voting on the following matters:

     1. To elect four Directors to hold office for a term of three years and until their successors are elected and qualified.

     2. To approve an amendment to the By-laws of the Corporation.

     3.   To approve the adoption of the 1996 Equity
          Incentive Plan for employees of the Company.

     4. To ratify the appointment of Arthur Andersen LLP as independent accountants for the fiscal year ending
          September 28, 1997.

     5. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     The Board of Directors of the Company has fixed the close of business on December 24, 1996 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.



     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED PREPAID ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.


                                     BY ORDER OF THE BOARD OF DIRECTORS




                                     John M. Tatum
                                     Secretary



Savannah, Georgia
January 13, 1997

                       SAVANNAH FOODS & INDUSTRIES, INC.
                              POST OFFICE BOX 339
                            SAVANNAH, GEORGIA  31402
                                 ______________

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON FEBRUARY 20, 1997
                                 ______________

     This Proxy Statement is being furnished to holders of common stock, par value $.25 per share ("Common Stock"), of Savannah Foods & Industries, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 1997 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, February 20, 1997, starting at 9:00 a.m. Eastern Standard Time, in the Grand Ballroom on the main lobby floor of the DeSoto Hilton Hotel, 15 East Liberty Street, Savannah, Georgia, and any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

     This Proxy Statement and form of proxy are first being mailed to stockholders of the Company on or about January 13, 1997.

     All proxies duly executed and received prior to or at the Annual Meeting, and not revoked, will be voted on all matters presented at the meeting in accordance with the instructions indicated on such proxies. In the absence of specified instructions, proxies so received will be voted FOR (1) The named nominees to the Company's Board of Directors, FOR (2) The approval of the amendment to the By-laws of the Corporation, FOR (3) The approval of the adoption of the 1996 Equity Incentive Plan for employees of the Company, and FOR (4) The ratification of the appointment of Arthur Andersen LLP as independent accountants for the fiscal year ending September 28, 1997.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy,
(ii) duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute the revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Savannah Foods & Industries, Inc., Post Office Box 339, Savannah, Georgia 31402, Attention: Secretary, or hand delivered to the Secretary of the Company before the taking of the vote at the Annual Meeting.

     The cost of the solicitation of proxies will be borne by the Company. Proxies will be solicited by mail and may be solicited personally, or by telephone or telegraph by Directors, Officers, and employees of the Company. The Company has retained the services of Corporate Investor Communications, Inc. to assist in the solicitation of proxies from banks, brokers and nominees at a cost not to exceed $3,500 plus reasonable out-of-pocket expenses. The Company will reimburse custodians, nominees, and fiduciaries for forwarding proxy material to beneficial owners of shares held of record by such custodians, nominees, and fiduciaries. The Company has employed Wachovia Bank of North Carolina, N.A., P. O. Box 3001, Winston-Salem, N.C. 27102, to handle the mechanics of checking the validity of proxies and tabulating them.

     The Board of Directors of the Company has fixed the close of business on December 24, 1996 as the record date for the determination of the Company stockholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of Common Stock on the record date will be entitled to notice of and to vote at the Annual Meeting. As of November 30, 1996, there were 28,738,196 shares of Common Stock outstanding, including the 2,500,000 shares held in the Company's Benefit Trust, each of which is entitled to one non-cumulative vote.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of November 30, 1996, certain information with respect to the beneficial ownership of Common Stock of the Company by Directors, each Non-Director Executive Officer named in the Summary Compensation Table below, all Directors and Executive Officers of the Company as a group, and each holder known by the Company to be the beneficial owner of more than 5% of the Company's issued and outstanding Common Stock. Except as disclosed in the notes to the table, each person has sole voting and investment powers with respect to the whole number of shares shown as beneficially owned by him.



                                                AMOUNT AND NATURE         PERCENT
NAME                                         OF BENEFICIAL OWNERSHIP   OF CLASS (1)
-----------------------------------------  --------------------------  ------------
Wachovia Bank of North Carolina, N.A. (2)      2,570,637   (3)              8.95%

Archer-Daniels-Midland
Company (4)                                    1,661,900   (5)              5.78%

W. Waldo Bradley                                 151,924   (6)                *
John D. Carswell                                  66,000   (7)                *
R. Eugene Cartledge                              130,000   (8)                *
Dale C. Critz                                     13,100   (9)                *
Lee B. Durham, Jr.                                 3,905                      *
F. Sprague Exley                                 114,546  (10)                *
Arthur M. Gignilliat, Jr.                          1,376                      *
Robert L. Harrison                                31,430  (11)                *
Robert S. Jepson, Jr.                             40,000                      *
James M. Reed                                      1,000                      *
William W. Sprague III                           179,348  (12)                *
Hugh M. Tarbutton                                229,888  (13)                *
Arnold Tenenbaum                                   1,700  (14)                *

C. Richard Donnelly                               42,187                      *
James M. Kelley                                   23,492                      *
David H. Roche                                     3,024                      *
Gregory H. Smith                                  13,151                      *

All Directors and Executive
Officers as a group
(18 individuals)                               1,059,214  (15)               3.67%

* Indicates less than 1.00%

(1) Amount is calculated based upon 28,738,196 shares outstanding, which includes the 2,500,000 shares held in the Company's Benefit Trust.
     The percentage for all Directors and Executive Officers as a group assumes the exercise of the options on 100,000 shares by Mr. Cartledge.

(2)  The business address of Wachovia Bank of North Carolina, N.A. is:

         100 N. Main Street
         Winston-Salem, North Carolina  27150

(3)  Based upon information received from Wachovia Bank of North Carolina,
     N.A. (Wachovia). Such shares include 2,500,000 shares held by Wachovia as trustee of the Company's Benefit Trust. These shares are voted based upon the voting results of the shares held in the Company's Employee Stock Ownership Plan. Subject to certain limitations under the Trust Agreement, Wachovia may dispose of any shares held by the Trust during its term. The 70,637 share balance constitutes shares held for various fiduciary, investment and custodial accounts in which Wachovia has no beneficial interest. Other than the shares held as trustee of the Benefit Trust, the number of shares held by Wachovia with voting or investment power is as follows: sole voting power - 22,116; shared voting power - 0; sole investment power - 22,116; and shared investment power - 0.

(4)  The business address of Archer-Daniels-Midland Company is:

         4666 Faries Parkway
         P.O. Box 1470
         Decatur, Illinois  62525

(5) Information is based on a Schedule 13D filed by Archer-Daniels-Midland Company, dated May 17, 1995 and amended on September 1, 1995, disclosing voting and investment power held by such person with respect to shares of Common Stock.

(6) Includes 64,160 shares owned by Bradley Foundation, Inc. of which Mr. Bradley is President. It also includes the following shares in which Mr. Bradley disclaims any beneficial ownership: 8,000 shares in a trust for his children, 50,880 shares owned by a partnership of which his daughters and trusts for his children are among the partners, and 10,804 shares owned by his wife.

(7) Includes the following 26,000 shares in which Mr. Carswell has no investment or voting power and in which he disclaims any beneficial ownership: 13,000 shares in an irrevocable trust for his wife and grandchildren, and 13,000 shares in an irrevocable trust with his children as beneficiaries.

(8) Includes 100,000 shares which Mr. Cartledge may acquire at his discretion through the exercise of stock options.

(9) Includes 8,000 shares owned by a family partnership of which Mr. Critz is managing general partner. He disclaims any beneficial ownership in the shares beneficially owned by other partners.

(10) Includes 33,481 shares in Mr. Exley's mother's estate of which he is a co-executor and in which he is a residual beneficiary. Includes 2,810 shares held in a trust of which Mr. Exley is a trustee and a beneficiary. It also includes 863 shares held in a custodial account for his granddaughter, 2,686 shares owned by his wife, and 1,342 shares owned by his son in which Mr. Exley disclaims any beneficial ownership.

(11) Includes 1,780 shares owned by Mr. Harrison's wife and 510 shares held as custodian for his daughter in which Mr. Harrison disclaims any beneficial ownership. Also includes the 26,000 shares disclosed under Mr. Carswell above. Mr. Harrison is a trustee with investment and voting power for the irrevocable trusts, but disclaims any beneficial ownership in those shares.

(12) Includes 157,000 shares held in a trust, of which Mr. Sprague is a trustee and a beneficiary. Also includes 3,052 shares owned by his wife and 8,949 shares owned by his children, in which Mr. Sprague disclaims any beneficial ownership.

(13) Includes 27,392 shares held by Mr. Tarbutton's wife as custodian for their children, in which he disclaims any beneficial ownership.

(14) Includes 1,100 shares held by Mr. Tenenbaum's wife as custodian for their children, in which he disclaims any beneficial ownership.

(15) Amount is adjusted for the 26,000 shares held in trust and included under both Mr. Carswell and Mr. Harrison above.

                             ELECTION OF DIRECTORS

     The four Directors whose terms expire in 1997 have been nominated by the Board of Directors for re-election at the 1997 Annual Meeting. The four nominees are offered for election to hold office for a three-year term until the Annual Meeting in 2000, and until their successors are elected and qualified, or until their death, disability, or resignation. PROXIES RETURNED BY STOCKHOLDERS WILL BE VOTED "FOR" ELECTION OF DIRECTORS AS AFORESAID UNLESS OTHERWISE DIRECTED ON THE PROXY. If any nominee shall become unavailable for election, which is not anticipated, the shares represented by proxies will be voted for such substitute nominee as may be designated by the Board of Directors.

     The affirmative vote of the holders of a majority of the outstanding shares present in person or by proxy at the Annual Meeting and entitled to vote is required to elect the nominees as Directors. Abstentions and broker non-votes will have the same effect as a vote to withhold authority in the election of Directors.

     Set forth on the following pages is information with respect to the nominees and standing members of the Board of Directors, current as of November 30, 1996. Mr. James M. Reed was elected to the Board of Directors at the June 20, 1996 Board meeting to complete the unexpired term of a Director who retired from the Board effective December 31, 1995.

       DIRECTORS WHO ARE NOMINEES FOR ELECTION FOR A TERM OF THREE YEARS


A photograph of Mr.                  R. EUGENE CARTLEDGE                                  Mr. Eugene Cartledge retired as Chairman
Cartledge appears                    Director,                                            and Chief Executive Officer of Union
in the paper format                  Union Camp Corporation                               Camp Corporation in June 1994, a
version of this                      Age:  67                                             position he had held since 1986.  He has
document                             Director since:  1995                                been a member of the Union Camp Board of
                                     Present term expires:  1997                          Directors since 1983 and continues to
                                     Member:  Compensation Committee                      serve in that capacity.  He is also a
                                                                                          Director of The Sun Company, Delta Air
                                                                                          Lines, Inc., Blount, Inc., Chase Brass
                                                                                          Industries, and UCAR International  Inc.

A photograph of Mr.                  LEE B. DURHAM, JR.                                   Mr. Lee B. Durham, Jr. is of counsel to
Durham appears in                    Attorney,                                            Clark Hill P.L.C., Detroit, Michigan and
the paper format                     Clark Hill P.L.C.                                    has been a practicing attorney for more
version of this                      Age:  66                                             than 30 years.  Clark Hill P.L.C. is
document                             Director since:  1985                                general counsel to Michigan Sugar
                                     Present term expires:  1997                          Company, a wholly-owned subsidiary of
                                                                                          the Company.  He is also a Director of
                                                                                          Michigan Sugar Company and has been
                                                                                          Secretary of that company since 1976.

A photograph of Mr.                  ROBERT L. HARRISON                                   Mr. Robert L. Harrison is President of
Harrison appears in                  President,                                           Stevens Shipping & Terminal Co.,
the paper format                     Stevens Shipping & Terminal Co.                      Savannah, Georgia.  Stevens conducts
version of this                      Age:  56                                             steamship agency and stevedoring
document                             Director since:  1990                                services in South Atlantic port areas.
                                     Present term expires:  1997                          He is also on the NationsBank, N.A.
                                     Member:  Audit and Compensation Committees           (South) Savannah Advisory Board; and is
                                                                                          Vice President and a Director of Fairway
                                                                                          Terminal Corporation of Texas.

A photograph of Mr.                  JAMES M. REED                                        Mr. James M. Reed is Vice Chairman and
Reed appears in the                  Vice Chairman and                                    Chief Financial Officer of Union Camp
paper format                         Chief Financial Officer,                             Corporation.  He also serves on the
version of this                      Union Camp Corporation                               Board of Directors of Bush Boake Allen,
document                             Age:  63                                             Inc., Martin Marietta Materials, Inc.
                                     Director since:  1996                                and the Bulgarian-American Enterprise
                                     Present term expires:  1997                          Fund, Inc. and is a trustee of Simpson
                                                                                          College in Iowa.


                    DIRECTORS WHOSE TERMS CONTINUE UNTIL 1998


A photograph        DALE C. CRITZ                           Mr. Dale C. Critz is owner and  President of Critz,
of Mr. Critz        President,                              Inc., a retail automobile  dealership.  He has
appears in the      Critz, Inc.                             served on the Board of Directors of SunTrust Bank,
paper format        Age: 64                                 Savannah, N.A. since 1963 and was  appointed
version of          Director since: 1993                    Chairman of the Board in 1992. He is a Trustee of
this document       Present Term Expires: 1998              the Georgia Automobile Dealers Association Workers
                    Member: Compensation Committee          Compensation Fund.


A photograph of     ARTHUR M. GIGNILLIAT, JR.               Mr. Arthur M. Gignilliat, Jr. is President and Chief
of Mr. Gignilliat   President and Chief Executive Officer,  Executive Officer of Savannah Electric and Power
appears in the      Savannah Electric and Power Company     Company. He serves on the Board of Directors of
paper format        Age: 64                                 Savannah Electric and Power Company and on the
version of          Director since: 1988                    NationsBank, N.A. (South) Savannah Advisory Board.
this document       Present term expires: 1998              He is a member of the Governor's Development
                    Member: Compensation Committee          Council, and is Chairman of the Georgia
                      (Chairman)                            International and Maritime Trade Center Authority.

A photograph        ROBERT S. JEPSON, JR.                   Mr. Robert S. Jepson, Jr. is Chairman of the Board
of Mr. Jepson       Chairman and Chief Executive Officer,   and Chief Executive Officer of Kuhlman Corporation,
appears in the      Kuhlman Corporation                     Savannah, Georgia. Mr. Jepson is also Chairman and
paper format        Age: 54                                 Chief Executive Officer of Jepson Associates, Inc.
version of          Director since: 1995                    of Savannah, Georgia, and of Jepson Vineyards Ltd.
this document       Present term expires: 1998              of Ukiah, California. In addition, he serves as
                    Member: Audit Committee                 Chairman of the Board of Coburn Optical Industries,
                                                            Inc., Tulsa, Oklahoma.

A photograph        ARNOLD TENENBAUM                        Mr. Arnold Tenenbaum is President of Chatham Steel
of Mr.              President,                              Corporation.  Chatham Steel is a wholesale
Tenenbaum           Chatham Steel Corporation               distributor of metal products. It has branches in
appears in the      Age: 60                                 five states. Mr. Tenenbaum is on the Board of
paper format        Director since: 1989                    Directors of First Union Bank of Savannah, First
version of          Present term expires: 1998              Union Bank of Georgia, Savannah Electric and Power
this document       Member: Audit Committee                 Company, and the Georgia Lottery Corporation.

                    DIRECTORS WHOSE TERMS CONTINUE UNTIL 1999


A photograph        W. WALDO BRADLEY                        Mr. W. Waldo Bradley is Chairman of the Board of
of Mr.              Chairman,                               Bradley Plywood Corporation, Savannah, Georgia, a
Bradley             Bradley Plywood Corporation             wholesale distributor of building materials. He also
appears in          Age: 62                                 serves as a Director of First Union Corporation,
the paper           Director since: 1979                    Charlotte, North Carolina, and Atlanta Gas Light
format              Present term expires: 1999              Company.
version of          Member: Compensation,
this document       Executive, and Nominating
                    Committees

A photograph        JOHN D. CARSWELL                        Mr. John D. Carswell has been in the general
of Mr.              Associated with Sedgwick James, Inc.    insurance business all of his business life. He was
Carswell            Age: 65                                 associated with Palmer & Cay/Carswell, Inc. until
appears in          Director since: 1985                    December 1, 1993 and joined Sedgwick James, Inc. on
the paper           Present term expires: 1999              April 1, 1994.
format              Member: Audit Committee and
version of          Nominating Committee (Chairman)
this document

A photograph        F. SPRAGUE EXLEY                        Mr. F. Sprague Exley, who first joined the Company in
of Mr. Exley        Senior Vice President - Human           1965, is Senior Vice President - Human Resources and
appears in          Resources and Administration            Assistant  Secretary.  He was elected to his current
the paper           and Assistant Secretary,                position in 1995. Prior to that he served as Vice
format              Savannah Foods & Industries, Inc.       President - Distribution of the Company. He is on the
version of          Age: 57                                 NationsBank, N.A. (South) Savannah Advisory Board and is
this document       Director since: 1976                    a member of the Board of the Georgia Freight Bureau,
                    Present term expires: 1999              Inc., Atlanta, Georgia.


A photograph        WILLIAM W. SPRAGUE III                  Mr. William W. Sprague III has been President and
of Mr.              President and Chief Executive Officer,  Chief Executive Officer of Savannah Foods &
Sprague             Savannah Foods & Industries, Inc.       Industries, Inc. since 1995. He served as President
appears in          Age: 40                                 and Chief Operating Officer from 1993 to 1995. He
the paper           Director since: 1990                    began his career with the Company in 1983, and his
format              Present term expires: 1999              previous position was Vice President - Sales.
version of          Member: Executive Committee
this document

A photograph        HUGH M. TARBUTTON                       Mr. Hugh M. Tarbutton is President of Sandersville
of Mr.              President,                              Railroad Company, Sandersville, Georgia. He is also
Tarbutton           Sandersville Railroad Company           a Director of NationsBank, N.A. (South).
appears in          Age: 64
the paper           Director since: 1971
format              Present term expires: 1999
version of          Member: Executive and Nominating
this document         Committees, and Audit Committee
                      (Chairman)

                 MANAGEMENT OF SAVANNAH FOODS & INDUSTRIES, INC.

               In addition to the Executive Officers who also serve as Directors, as described under Election of Directors, the following individuals serve as Executive Officers of the Company:


    David H. Roche                                Mr. Roche, age 49, first joined Michigan Sugar Company in
    Senior Vice President                         1976, and assumed his present office in 1996. Prior to that
    President - Savannah Foods Industrial, Inc.   he served Michigan Sugar Company as President and Chief
    President - Michigan Sugar Company            Operating Officer, Executive Vice President and Vice President
                                                  - Administration.

    James M. Kelley                               Mr. Kelley, age 53, first joined the Company in 1973, and was
    Senior Vice President                         elected to his present office in 1995. Prior to that he
    President - Dixie Crystals(R) Brands, Inc.    served as President - Dixie Crystals(R) Foodservice, Inc. and as
                                                  Assistant Vice President - Foodservice Division.

    Gregory H. Smith                              Mr. Smith, age 47, first joined the Company in 1978, and was
    Senior Vice President                         elected to his present office in 1995. Prior to that he
    Chief Financial Officer and Treasurer         served as Vice President - Finance and Treasurer, Vice
                                                  President - Corporate  Development and Chief Information
                                                  Officer, and Corporate Controller.

    Benjamin A. Oxnard, Jr.                       Mr. Oxnard, age 62, first joined the Company in 1983 as Vice
    Senior Vice President - Raw Sugar             President - Raw Sugar. He was elected to his present office in 1996.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth the compensation awarded to, earned by, or paid to each person who served as the Company's Chief Executive Officer during its most recent fiscal year and of its five other most highly compensated Executive Officers during such year:

                                                                               Long Term Compensation
                                                                              -----------------------
                                                         Annual Compensation    Awards     Payouts
                                     ---------------------------------------------------------------------------------
                                                                     Other
                                                                     Annual   Restricted                    All Other
                                                                     Compen-    Stock      Options/   LTIP   Compen-
Name and                               Fiscal   Salary       Bonus   sation     Awards      SARs    Payouts  sation
Principal Position                    Year (1)   ($)          ($)    ($) (2)     ($)        ($)       ($)    ($)(3)
---------------------------------------------------------------------------------------------------------------------
W. W. Sprague III                       1996   365,400         0         0         0         0         0     5,704
  President & Chief Executive           1995   362,460         0         0         0         0         0    13,131
    Officer                             1994   228,750         0         0         0         0         0    14,128

C. Richard Donnelly (4)                 1996   237,500         0         0         0         0         0    22,404
  Senior Vice President                 1995   238,062         0         0         0         0         0    16,409
  President - Savannah Foods            1994   202,562         0         0         0         0         0    14,081
    Industrial, Inc.

James M. Kelley                         1996   211,768         0         0         0         0         0     7,095
  Senior Vice President                 1995   209,396         0         0         0         0         0     6,809
  President - Dixie Crystals(R)         1994   172,499         0         0         0         0         0     9,454
    Brands, Inc.

David H. Roche                          1996   194,230         0         0         0         0         0     3,801
  Senior Vice President                 1995   195,896         0         0         0         0         0     4,073
  President and Chief                   1994   158,700         0         0         0         0         0     5,334
    Operating Officer -
    Michigan Sugar Company

F. Sprague Exley                        1996   185,000         0         0         0         0         0     9,911
  Senior Vice President-                1995   147,898         0         0         0         0         0    15,570
    Human Resources &                   1994   143,899         0         0         0         0         0    18,846
    Administration

Gregory H. Smith                        1996   185,000         0         0         0         0         0       280
  Senior Vice President                 1995   160,834         0         0         0         0         0       352
  Chief Financial Officer
    and Treasurer
---------------------------------------------------------------------------------------------------------------------

(1) Information is only presented for the years in which the individual served as an Executive Officer of the Company. The Company's fiscal year ends on the Sunday closest to September 30.

(2)  "Perquisites" do not exceed $50,000 or 10% of total salary and bonus.

(3) "All Other Compensation" for fiscal 1996 includes: (i) above market earnings accrued on deferred compensation (Mr. Sprague III - $2,124; Mr. Donnelly - $18,801; Mr. Kelley - $6,606; Mr. Roche - $1,005; Mr. Exley - $6,236; Mr. Smith - $0), (ii) Directors fees (Mr. Sprague III - $600; Mr. Exley - $600), (iii) amounts contributed to defined contribution retirement plans (Mr. Sprague III - $2,507; Mr. Donnelly - $3,382; Mr. Kelley - $378; Mr. Roche - $2,339; Mr. Exley - $3,070; Mr. Smith - $257), and (iv) amounts accrued as contributions to non-qualified retirement plans (Mr. Sprague III
     - $473; Mr. Donnelly - $221; Mr. Kelley - $111; Mr. Roche - $457; Mr. Exley
     - $5; Mr. Smith - $23).

(4)  C. Richard Donnelly retired from the Company effective December 1, 1996.

PENSION PLANS

     The Company has in effect a non-contributory pension plan which applies to substantially all non-bargaining unit employees, including Executive Officers. The normal retirement age under the plan is 65. When an employee retires, several forms of benefit payments are available, including an actuarially reduced benefit to provide a surviving spouse's annuity of 50%, 75%, or 100% of the employee's reduced pension. The basic payment formula is 1.75% of the final three-year average of earnings, times credited years of service (up to 30) minus a Social Security allowance. A reduced benefit can be received at age 55 with 10 or more years of credited service or at age 62 with five or more years of credited service. The following table shows the estimated annual pension benefits payable to participants upon normal retirement from the Company's pension plan in specified remuneration classes and years of credited service:

                               PENSION PLAN TABLE

                                Years of Service



      Remuneration        10       15       20       25    30 & above
      ------------        --       --       --       --    ----------
      $125,000          $19,800  $29,700  $39,600  $49,500  $59,400
      $150,000 & above   24,200   36,300   48,400   60,500   72,500


     Covered compensation is defined as base salary, as presented under the Salary column in the Summary Compensation Table, however, it is subject to Internal Revenue Code limits. The amounts set forth in the table are calculated on a straight-life annuity basis payable at age 65 and are offset by an allowance for Social Security. The estimated credited years of service for each of the named Executive Officers are: W. W. Sprague III: 13; C. Richard
Donnelly: 30; James M. Kelley: 23; David H. Roche: 20; F. Sprague Exley: 31 and Gregory H. Smith: 18.

     In addition to benefits paid under the Company's pension plan for substantially all employees, all Executive Officers of the Company receive coordinated benefits from the Supplemental Executive Retirement Plan (the "SERP"). The SERP includes each of the Executive Officers listed in the foregoing Summary Compensation Table, and provides a benefit based upon the following formula: 65% of base salary, less the amount payable from the pension plan, less a social security allowance, all multiplied by a fraction the numerator of which is the Executive Officer's years of service as of June 30, 1996 and the denominator of which is the years of potential service at normal retirement.

     The estimated annual benefits payable upon retirement at normal retirement age, using current earnings, for each of the named Executive Officers from the Company's non-contributory pension plan and the SERP are as follows: W. W. Sprague III: $130,441; C. Richard Donnelly: $128,593; James M. Kelley:
$122,694; David H. Roche:  $117,205; F. Sprague Exley:  $107,195 and Gregory H.
Smith:  $106,755.

EMPLOYMENT CONTRACTS

     The Company considers the establishment and maintenance of a sound and vital management to be essential to protecting and enhancing the best interests of the Company and its stockholders. Thus, the Company has entered into contracts with all Executive Officers to reduce the risk of their departure or distraction to the detriment of the Company and its stockholders. If these Executive Officers are terminated after a change in control of the Company, as defined therein, the contract provides for a lump sum payment of 2.99 times average annual taxable compensation for the past five years.

     In the event of a change of control which would trigger the lump sum payment provisions of these contracts in fiscal 1997, the cost to the Company for the Executive Officers listed in the Summary Compensation Table above would be $2,656,212. This total does not include any amount for Mr. C. Richard Donnelly since he retired from the Company on December 1, 1996.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee has the responsibility for recommending to the full Board the compensation arrangements for senior management of the Company, and also recommends to the Board adoption of and/or modification to any compensation plans in which Executive Officers and Directors are eligible to participate, as well as the benefits under such plans. This responsibility includes reviewing and considering new, or amendments to, compensation plans, retirement plans and other benefit plans, and monitoring the performance and compensation of Executive Officers.

     The Company maintains compensation and benefit programs designed to attract, motivate, and retain management and employees. Wherever practical, the Company attempts to link employee reward to financial performance and stockholder reward. The Company maintains several benefit and incentive plans. In addition, employment contracts are currently in place with all Executive Officers as explained on page 10 of this Proxy Statement. Except for the Supplemental Executive Retirement Plan and a deferred compensation plan, substantially all non-bargaining unit employees in the Company participate in all other plans. The Supplemental Executive Retirement Plan was designed to eliminate an inequity to managers and officers that exists in companies with a qualified defined benefit pension plan.

     The Company's executive compensation program consists of three main components: (1) base salary, (2) potential for an annual bonus under a profit-sharing bonus plan, and (3) potential for a contribution to the Employee Stock Ownership Plan (ESOP). The second and third components are "at risk" and are determined by the profitability of the Company for the year. The "at risk" component of compensation fluctuates significantly with earnings, and as a result it represented 0% of total compensation of the named Executive Officers in fiscal 1996, 1995, and 1994. The only manner in which Executive Officers participate in the profit sharing bonus plan on a basis other than non-officer employees is that the target award increases as a percent of pay, based on job grade, from 5% for most employees to a maximum of 50% for the Chief Executive Officer (CEO). The target award is achieved when return on equity (ROE), as defined (consolidated net income plus the after-tax charge to income for the year for the contribution, if any, to the ESOP divided by consolidated stockholders' equity at the beginning of the year), reaches 16%. If ROE is less than 13%, there is no profit sharing payment, and if it exceeds 20%, a maximum of 150% of the target award is paid. ESOP contributions are recommended by management and approved by the Board of Directors based primarily upon earnings of the Company. Contributions to the ESOP are made after considering the Company's earnings for the year and its cash position and other cash requirements at year end and in the following year. The Committee has no discretion with respect to the amount of the contribution allocated to the CEO under the ESOP. Rather, these contributions are allocated to each participant, including the CEO, based upon his or her earnings for the year as required by Internal Revenue Service regulations.

     The Company did not have a Stock Option or Stock Appreciation Rights Plan in effect for Executive Officers during the past fiscal year and no options or appreciation rights are outstanding from former plans. However, see the 1996 Equity Incentive Plan section on page 16 of this Proxy Statement for a description of the proposed stock option/restricted stock plan.

     Annually, the Company evaluates the performance of the Executive Officers and other key employees and establishes an appropriate compensation level for each person. Job grades and minimum, normal and maximum compensation levels have been assigned to every position based upon market compensation data. The base salary level of each Executive Officer is annually compared to market data supplied to the Company by an independent compensation consultant. The independent consultant accumulates data for comparable positions in companies with similar revenue levels from a wide variety of industries, with emphasis placed upon companies in the food and kindred products standard industrial classification code. The Company's philosophy is to pay Executive Officers competitive compensation which approximates the median of market data. The independent consultant also provides the Company with compensation information for the Executive Officers of the companies in the peer group included in the performance graph on page 13 of this Proxy Statement. However, no particular weight is given to these specific companies in evaluating compensation, because the Company does not believe it competes with these companies for executive talent.

     Changes to base salary of all Executive Officers are normally recommended by the CEO to this Committee in November or December of each year. At this time, he discusses with the Committee the performance of each Executive Officer and his or her potential for advancement, and relates proposed pay adjustments to the salary survey information and the Company's performance. The Committee then decides whether or not to recommend approval to the Board of Directors of the management recommendations. If an Executive Officer promotion is requested by management at any other time, a similar process is followed. The Committee also normally evaluates the performance of the CEO before recommending approval of a base salary adjustment for him in November or December of each year. Compensation survey data and other information, including Company performance, is used by the Committee in determining his salary adjustment.

     However, in recognition of the decreased earnings of the Company in prior years, effective October 1, 1995, Mr. Sprague III recommended, and the Compensation Committee accepted, a 10% decrease in base salary for himself and a 5% decrease in base salary for the other four most highly compensated Executive Officers at that time. The Committee agreed with Mr. Sprague that by decreasing these salaries, the Company would reinforce the linkage between senior management reward and stockholder reward and would emphasize to Company personnel the need for significant cost reduction programs at the Company. Additionally, the Executive Officers of the Company have not received any pay under the "at risk" components of their compensation as discussed above.

     The Committee believes that the Company's compensation program is appropriate, considering those in place at comparable companies and considering the Company's goal to link employee and management compensation to stockholder reward. It believes that the total remuneration generated by this compensation package is reasonable and competitive by the same standard.

COMPENSATION COMMITTEE:

     Arthur M. Gignilliat, Jr. (Chairman)       Dale C. Critz

     W. Waldo Bradley                           Robert L. Harrison

     R. Eugene Cartledge

     Mr. Cartledge resigned as a member of the Committee in December 1996 and was replaced by Mr. James M. Reed.


         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 1996, the five persons listed above, Messrs. Gignilliat, Bradley, Cartledge, Critz and Harrison, served as members of the Compensation Committee. No member of this committee is a former or current Executive Officer or employee of the Company or any of its subsidiaries. Robert L. Harrison is President of Stevens Shipping & Terminal Company in Savannah, Georgia. The Company conducts business with this firm related to port activities associated with the importation of raw sugar. In fiscal 1996, the Company purchased services from this firm in the amount of approximately $1,475,000. R. Eugene Cartledge is Chairman of the Board of Directors of the Company. He has a one-year agreement which stipulates that he receive $182,700 payable in 16,610 shares of Company Common Stock, cash in an amount sufficient to pay the taxes due on such compensation, and an option to purchase 100,000 shares of Common Stock at the price of $11.00 per share. See "Board of Directors and Committees of the Board".

                               PERFORMANCE GRAPH




              A graph depicting the information in the table below
                     is displayed on page 13 of this Proxy.
         This graph appears in the paper format version of the document and not in this electronic filing.







                            1991    1992    1993    1994    1995    1996
        Savannah Foods    100.00   96.21  105.22   81.25   93.79   97.19

        S&P 500           100.00  110.42  119.36  123.17  159.81  192.30

        Peer Group (old)  100.00  104.17   98.31  103.29  126.74  144.75

        Peer Group (new)  100.00  106.23   95.57   96.89  117.56  122.06


     The data presented above assumes $100 was invested on December 27, 1991, at the closing price in Savannah Foods & Industries, Inc. Common Stock, the S&P 500 Index, and the two peer group indexes and that all dividends were reinvested.

     The old peer group is a market capitalization weighted combination of (i) the S&P 400 MidCap Food and Beverages Index, which includes the Company, and
(ii) Valhi, Inc., Imperial Holly Corporation, and Spreckels Industries, which were the other companies in the 2060 sugar and confectionery products standard industrial classification code for which sugar represented the sole or a large portion of their business.

     The new peer group is a market capitalization weighted combination of (i) the S&P 400 MidCap Food Index, which includes the Company, and (ii) Imperial Holly Corporation which is the only other company in the 2060 sugar and confectionery products standard industrial classification code for which sugar represents the sole or a large portion of its business.

     The peer group was changed because Standard & Poor's no longer publishes a MidCap Food and Beverage Index and because the other individual companies listed sold the sugar portion of their businesses during 1996.

     The Company will provide the identity of the component companies of both peer groups to investors upon written request to the Vice President - Administration, Savannah Foods & Industries, Inc., P.O. Box 339, Savannah, Georgia 31402-0339, or by calling the Company at (912) 234-1261.

     The Company changed its fiscal year end from the Sunday closest to December 31 to the Sunday closest to September 30, effective for the fiscal period ended October 3, 1993. As a result, the above graph reflects, for 1993, the investment return for nine months from January 3, 1993 to October 3, 1993. All other periods presented represent twelve months.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Archer-Daniels-Midland Company reports ownership of 5.78% of the outstanding Common Stock of the Company. The Company purchases corn syrup and fructose from this firm. In fiscal 1996, the Company purchased goods from this firm in the amount of approximately $202,000.

     R. Eugene Cartledge is Chairman of the Board of Directors of the Company. He has a one-year agreement which stipulates that he receive $182,700 payable in 16,610 shares of Company Common Stock, cash in an amount sufficient to pay the taxes due on such compensation, and an option to purchase 100,000 shares of Common Stock at the price of $11.00 per share. See "Board of Directors and Committees of the Board".

     Lee B. Durham, Jr., a Director of the Company, is of counsel to the law firm of Clark Hill P.L.C., in Detroit, Michigan. Clark Hill P.L.C. is general counsel to Michigan Sugar Company, which is a wholly-owned subsidiary of the Company.

     James M. Reed, a Director of the Company, is Vice Chairman and Chief Financial Officer of Union Camp Corporation. The Company purchases packaging supplies from this firm. During fiscal 1996, the Company purchased goods from this firm in the amount of approximately $7,703,000.

     As listed in the Stock Ownership of Certain Beneficial Owners and Management table, Wachovia Bank of North Carolina, N.A. is the trustee of the Company's Benefit Trust. An affiliate of Wachovia Bank of North Carolina,
N.A. (Wachovia) serves as agent for a syndicate of banks for the Company's $120,000,000 credit facility dated April 1, 1996, of which Wachovia has committed $37,500,000. The Company also has several standby letters of credit with Wachovia supporting various commercial and debt transactions totaling $16,313,000 at September 29, 1996, including $8,203,000 outstanding under the credit facility dated April 1, 1996. For fiscal 1996, the Company paid Wachovia $622,000 in interest and $239,000 in fees related these credit instruments. In the opinion of management, the terms of such arrangements are fair and reasonable and as favorable to the Company as could have been obtained from a wholly unrelated party.

     William W. Sprague, Jr., the former Chairman of the Board and Chief Executive Officer of the Company, retired from the Company as of December 31, 1994, at which time he became a consultant for the Company. In fiscal 1996, Mr. Sprague, Jr. was paid $100,000 for his consulting services. Mr. Sprague, Jr. is the father of William W. Sprague III, a Director, and the President and Chief Executive Officer of the Company.


                 BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     During the fiscal year ended September 29, 1996, the Board of Directors met eight times. No Director attended fewer than 75% of the Board and Committee meetings.

     Effective April 23, 1996, the Company entered into a one-year agreement with R. Eugene Cartledge to serve as the Chairman of the Board of Directors of the Company. In addition to the compensation paid to all non-employee directors as described below, the agreement stipulates that Mr. Cartledge receive $182,700 payable in 16,610 shares of Company Common Stock, plus cash in an amount sufficient to pay the taxes due on such compensation. The agreement also grants Mr. Cartledge an option to purchase 100,000 shares of Common Stock from the Company at the price of $11.00 per share. The option exercise price equaled the market price of the Company's Common Stock on the date the options were granted. The options are exercisable at Mr. Cartledge's discretion until April 24, 2001. As of November 30, 1996, none of the options had been exercised.

     Directors who are also employees of the Company are not compensated for service as Directors or as members of any Committee of the Board of Directors. In order to directly link Directors' fees with the interest of stockholders, the Company will pay a retainer to its non-employee Directors in stock units. Non-employee Directors were paid a retainer of $4,687.50 from October 1995 through June 30, 1996, a fee of $600 for each Board meeting attended, and $200 for each Committee meeting attended, except that no fees were paid for meetings of the Committee of Outside Directors, Committee meetings held on the same day as a Board meeting, or meetings conducted by telephone. At the August 1996 Board of

Directors meeting, the Directors adopted a new Non-Employee Directors' Compensation Plan (the "Plan") as of July 1, 1996 in lieu of the retainer which had been paid prior to that time and in consideration of participating Directors' voluntarily relinquishing certain benefits under a deferred compensation plan. Under the Plan, the annual compensation paid to the Directors as a retainer was set at $20,000 per year for the 5 1/2 year Plan term and is payable in Share Units (a Share Unit is the equivalent of one share of Company Common Stock). The number of Share Units given to each Director was determined by dividing an annual retainer of $20,000 by $11.00 per share and multiplying the resultant amount by the 5 1/2 year term of the Plan. Accordingly, the Plan grants each Director 10,010 Share Units over the Plan term. Each Director will be vested with 455 Share Units on the last day of each calendar quarter until December 31, 2001, as long as the Director remains on the Board of Directors. In the event a Director dies before December 31, 2001, all of such Director's Share Units will vest; and, in the case of Directors serving on June 1, 1996, all Share Units will vest in the event of a change in control of the Company as defined in the Plan. Unvested Share Units are forfeited to the Company. Upon the vesting of Share Units, the Director is paid, in cash, the value of such Share Units, based upon the fair market value of the Company's Common Stock at the time of vesting. The fair market value is defined as the closing price of a share of the Company's Common Stock. The Plan permits a Director to defer all or a portion of his or her vested Share Units until after termination of the Director's service on the Board, in which case the Share Units are valued at the highest closing price of a share during the twelve months preceding the Director's termination of service. Amounts deferred under the Plan are restricted in terms of the earliest and latest dates that payments may begin. Directors are also credited with dividend equivalents on all Share Units held under the Plan at such time and in such amount as all holders of Common Stock receive dividends. Dividend equivalents are reinvested in additional Share Units. Beginning, July 1, 1996, non-employee Directors are paid $1,000 for each Board meeting attended and $750 for each Committee meeting attended except for meetings of the Committee of Outside Directors. Directors may elect to defer meeting fees pursuant to an amended and restated deferred compensation plan.

     Effective June 30, 1996 the deferred compensation agreements with all active non-employee Directors were modified to reduce the guaranteed interest rate to 8%, and then to the prime rate in effect on each January 1. The effect of this modification is estimated to have reduced the present value of the payments which ultimately will be paid to the Directors under the related deferred compensation agreements by $2,600,000. As consideration for the reduction in the interest rate credited on the Directors' deferred compensation, a Supplemental Share Unit Plan (the "Plan") was established for non-employee Directors. The Plan granted 111,619 Share Units (a Share Unit is the equivalent of one share of Company Common Stock) to the non-employee Directors. The number of share units was equal to one-half of the Directors' deferred compensation account balances as of June 30, 1996 divided by a price of $11.00 per Share Unit, and at the $11.00 per Share Unit price had a value of $1,228,000. These Share Units fully vested on June 30, 1996 and the value of each Share Unit is adjusted upward or downward based on the highest daily closing price of the Company's Common Stock during the preceding twelve month period. At retirement from the Board of Directors, each non-employee Director will receive, in cash, the value of the Share Units in his deferral account. During fiscal 1996, the Company expensed $1,563,000 related to this Plan. Future expenses or income related to this Plan will only be incurred as the price of the Company's Common Stock increases or decreases, respectively.

     The Board of Directors has an Executive Committee and four standing committees -- an Audit Committee, a Compensation Committee, a Nominating Committee, and a Committee of Outside Directors.

     The Executive Committee has the authority of the Board of Directors between meetings of the Board. The Committee is composed of Messrs. Bradley, Cartledge (Chairman), Sprague III, and Tarbutton. It met three times during fiscal 1996.

     The Audit Committee serves as the communication link between the Board, as the representative of stockholders, and the independent accountants. The Company's internal auditor reports to this Committee. The Committee is composed of Messrs. Carswell, Harrison, Jepson, Tarbutton (Chairman), and Tenenbaum. It met three times during fiscal 1996.

     The Compensation Committee has the responsibility for recommending to the full Board the compensation arrangements for senior management of the Company, and also recommends to the Board adoption of and/or modification to any compensation plans in which Executive Officers and Directors are eligible to participate, as well as the benefits under such plans. During fiscal 1996, the Committee was composed of Messrs. Bradley, Cartledge, Critz, Gignilliat (Chairman), and Harrison. It met six times during fiscal 1996.

     The Nominating Committee has the responsibility of nominating new Board members and will consider qualified nominees for Director recommended by stockholders. Recommendations should be sent to the Chairman of the Nominating Committee, in care of the Secretary of the Company. The Committee is composed of Messrs. Bradley, Carswell (Chairman), and Tarbutton. It met twice during fiscal 1996.

     The Committee of Outside Directors generally meets the evening before regular meetings of the Board of Directors. The Committee is composed of all non-employee Directors and its agenda is set by the Committee's Chairman. The Committee reports matters at its discretion to the Board of Directors. The officers of the Committee are Mr. Tarbutton (Chairman), Mr. Bradley (Vice-Chairman), and Mr. Durham (Secretary).

     The Audit, Compensation, Nominating, and Outside Directors committees are composed of non-employee Directors.


                  AMENDMENT TO THE BY-LAWS OF THE CORPORATION

     To enable the Corporation to maintain the valuable expertise of Directors for an additional two-year period, the Board of Directors recommends extending the retirement age of Directors from the age of sixty-eight to the age of seventy.

     Article III, Section 2 of the By-laws presently provides that a person shall be eligible to serve as a Director until December 31 of the year in which such person reaches the age of sixty-eight. At the Board of Directors meeting held on August 14, 1996, a motion was passed to recommend that the By-laws be amended to extend a person's eligibility to serve as a Director to December 31 of the year in which that person reaches the age of seventy. Article III,
Section 2 presently reads in pertinent part:

           No person shall be eligible to serve as a Director beyond December 31 of the year in which he reaches the age of sixty-eight....

     THE FOLLOWING RESOLUTION WILL BE PROPOSED AT THE ANNUAL MEETING, AND PROXIES RETURNED BY STOCKHOLDERS WILL BE VOTED "FOR" THE RESOLUTION AMENDING THE BY-LAWS UNLESS OTHERWISE DIRECTED ON THE PROXY:

     RESOLVED: That Article III, Section 2 of the By-laws be amended to extend a person's eligibility to serve as a Director to December 31 of the year in which such person reaches the age of 70 so that as amended the first clause of the second sentence of the second paragraph of Article III, Section 2 shall read as follows:

           No person shall be eligible to serve as a Director beyond December 31 of the year in which he reaches the age of seventy....

     The affirmative vote of the holders of seventy-five percent of the outstanding shares of the Company's Common Stock entitled to vote, is required to approve this amendment. Abstentions and broker non-votes will have the same effect as a vote against the approval of this amendment.


                           1996 EQUITY INCENTIVE PLAN

     On December 16, 1996, the Board of Directors, subject to ratification by the stockholders at the Annual Meeting on February 20, 1997, adopted a non-qualified stock option/restricted stock plan providing for the granting of options and/or restricted stock to employees of the Company and its subsidiaries. The following is a summary of the 1996 Equity Incentive Plan (the "Plan"), and a summary of the options granted by the Board of Directors at their December 16, 1996 meeting. For further information, a copy of the Plan is attached as Appendix "A" hereto.

     The purpose of the Plan is to promote the interests of the Company, its subsidiaries and its stockholders by enabling the Company and its subsidiaries to attract, retain and motivate employees or those who will become employees, and to align the interests of those individuals and the Company's stockholders. To do this, the Plan offers equity-based opportunities providing such employees with a proprietary interest in maximizing the growth, profitability and overall success of the Company and its subsidiaries.

     Under the provisions of the Plan, the total number of shares that may be issued as options or restricted stock shall not exceed 1,250,000 shares. Any shares subject to an award granted under this Plan which remain after the cancellation, expiration or exchange of such award shall again become available for use under this Plan. No awards of options or restricted stock shall be made after the tenth (10th) anniversary date of this Plan.

     The Plan shall be administered by a Committee (the "Committee") which shall be appointed from time to time by the Board of Directors and shall consist of not less than three (3) of the then members of the Board who are non-employee directors. The Board has designated the Compensation Committee to serve as the Committee at this time. No members of the Committee or any non-employee Director shall be eligible to receive awards under this Plan, only employees, or those who will become employees, shall be eligible for the grant of an award under this Plan. The Committee, in its absolute discretion, may grant awards under this Plan from time to time. Awards shall be granted to employees selected by the Committee and the Committee shall be under no obligation to grant awards to all employees, to grant awards uniformly or to grant all awards subject to the same terms and conditions. Each individual award shall be governed by an award agreement which shall incorporate the terms and conditions of the award as the Committee, in its absolute discretion, deems consistent with the terms of this Plan.

     The exercise price for each share subject to such to an option shall not be less than the fair market value of a share of the Company's stock on the date such option is granted. No option granted under this Plan shall be exercisable after the tenth (10th) anniversary of the date the option is granted. Unless otherwise stated by the Committee in an individual award agreement, the options shall become exercisable as follows: 33 1/3%, 66 2/3%, and 100% on the first, second and third anniversary, respectively, of the date
the option is granted.   The Plan provides for immediate vesting of the options
upon the employee's death, disability or retirement or upon a change in control of the Company.

     The Committee, in its absolute discretion, may incorporate a provision in any individual award agreement that allows the employee, in lieu of exercising his or her options, to surrender the options in whole or in part on any given date during the exercise period. In exchange for his or her surrender of shares, the participant shall receive shares equal in amount on the date such surrender is effected to the excess of the fair market value of the surrendered shares on such date over the option price for the surrendered shares.

     The Committee, in its absolute discretion, may award restricted stock to any employee or prospective employee, alone or in addition to any other award under the Plan. During the restriction period, such stock shall be and remain unvested and a participant may not sell, assign, transfer, pledge, encumber or otherwise dispose of or hypothecate such award.

     If a participant's employment with the Company and/or any subsidiary shall be terminated for any reason, except death, disability or retirement, the option and/or restricted stock shall terminate upon the date of such termination of employment, unless the award agreement for the option or restricted stock expressly provides otherwise.

     Since the proposed Plan is structured as a non-qualified plan, each participant will be subject to ordinary income tax on the "spread" between the option price and the fair market value of the Company's stock as of the date of exercise or on the fair market value of the restricted stock on the date the restrictions lapse. The Company will be entitled to a corresponding deduction.

     Since the number and identity of optionees under the Plan is at the discretion of the Committee, it is not possible at this time to predict the number or identity of optionees or the number or type or awards which each optionee shall be awarded over the life of the Plan. Such optionees may include all of the Executive Officers of the Company, including those who are also Directors, and the non-executive officer employees of the Company. Non-employee Directors are not eligible for awards under this Plan.

     At their December 16, 1996 meeting, the Board of Directors granted to certain individuals, as awards under this Plan, options on the Company's Common Stock. Each option granted has an exercise price of $13.9375 per share and an expiration date of 10 years from the grant date. The options may be exercised as follows: 33 1/3%, 66 2/3%, and 100% on the first, second and third anniversary, respectively, of the grant date. The exercise price of the options is equal to the average of the high and low prices, $14.125 and $13.75 per share, respectively, of the Company's Common Stock on the December 16, 1996 grant date. Options to acquire 180,268 shares were granted as follows:


                              NEW PLAN BENEFITS

                         1996 Equity Incentive Plan

                                                                 Number of
       Name and Principal Position                            Options Granted
       ---------------------------                            ---------------
       W. W. Sprague III
        President & Chief Executive Officer                        9,256

       David H. Roche
        Senior Vice President
        President - Savannah Foods Industrial, Inc.
        President - Michigan Sugar Company                         5,274

       James M. Kelley
        Senior Vice President
        President - Dixie Crystals(R) Brands, Inc.                 5,274

       Gregory H. Smith
        Senior Vice President
        Chief Financial Officer and Treasurer                      4,197

       F. Sprague Exley
        Senior Vice President - Human Resources
         & Administration                                          4,111

       Executive Officers as a Group (6 individuals)              32,201

       Non-Executive Officer Employee Group                      148,067

     PROXIES RETURNED BY STOCKHOLDERS WILL BE VOTED "FOR" THE APPROVAL OF THE 1996 EQUITY INCENTIVE PLAN UNLESS STOCKHOLDERS INDICATE IN THEIR PROXIES THEIR DESIRE TO HAVE THEIR SHARES VOTED "AGAINST" SUCH APPROVAL.

     The affirmative vote of the holders of a majority of the outstanding shares present in person or by proxy at the Annual Meeting and entitled to vote is required to approve the 1996 Equity Incentive Plan. Abstentions and broker non-votes will have the same effect as a vote against approval of the Plan.


             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Company's Audit Committee and Board of Directors believe good business practices necessitate that the Company periodically change independent accountants. Accordingly, they have selected Arthur Andersen LLP to serve as the Company's independent accountants for the current fiscal year, and propose that the stockholders ratify this selection at the Annual Meeting. Price Waterhouse LLP served as the independent accountants for the fiscal year ended September 29, 1996.

     Representatives of both Arthur Andersen LLP and Price Waterhouse LLP will be present at the 1997 Annual Meeting with the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions. See "Board of Directors and Committees of the Board" herein as to members of the Audit Committee of the Board of Directors.

     On October 17, 1996, Savannah Foods & Industries, Inc. notified Price Waterhouse LLP that it would be dismissed as the Company's independent accountants upon completion of its audit of the consolidated financial statements as of and for the fiscal year ended September 29, 1996. This audit was completed on November 18, 1996.

     The reports of Price Waterhouse LLP on the consolidated financial statements of Savannah Foods & Industries, Inc. as of and for the fiscal years ended September 29, 1996 and October 1, 1995 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

     In connection with its audits for the fiscal years ended September 29, 1996 and October 1, 1995 and through November 18, 1996, there were no disagreements with Price Waterhouse LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Price Waterhouse LLP would have caused them to make reference thereto in their report on the consolidated financial statements for such years.

     During the fiscal years ended September 29, 1996 and October 1, 1995 and through November 18, 1996 there were no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

     The Company requested that Price Waterhouse LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. Copies of such letters, one dated October 22, 1996 and one dated November 18, 1996 were filed as Exhibits 16-1 to two Form 8-K's filed with the Securities Exchange Commission. The Form 8-K's were dated October 17, 1996 and November 18, 1996, respectively.

     At its December 16, 1996 meeting, the Company's Board of Directors engaged Arthur Andersen LLP as its new independent accountants. During the fiscal years ended September 29, 1996 and October 1, 1995 and through December 16, 1996, the Company had not consulted with Arthur Andersen LLP on items which (1) were or should have been subject to Statement on Auditing Standards No. 50, or (2) concerned the subject matter of a disagreement or reportable event with the former auditor (as described in Regulation S-K Item 304(a) (2)).

     PROXIES RETURNED BY STOCKHOLDERS WILL BE VOTED "FOR" RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT ACCOUNTANTS UNLESS STOCKHOLDERS INDICATE IN THEIR PROXIES THEIR DESIRE TO HAVE THEIR SHARES VOTED "AGAINST" SUCH RATIFICATION.

     The affirmative vote of the holders of a majority of the outstanding shares present in person or by proxy at the Annual Meeting and entitled to vote is required to ratify the appointment of independent accountants. Abstentions and broker non-votes will have the same effect as a vote against ratification of the independent accountants.


            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Executive Officers and Directors, and persons who own more than 10% of its Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such person.

     Based solely upon the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company's Executive Officers, Directors and more than 10% stockholders were complied with, except that (a) in December 1995, Mr. Sprague, the Company's President, reported the ownership of 157,000 shares held by a trust of which he is a trustee and beneficiary which should have been reported on his original Form 3, and in December 1996, he reported 754 shares which his wife received as a gift in December 1993, and (b) in December 1996, Mr. Exley, the Company's Senior Vice President - Human Resources & Administration, reported the receipt of 150 shares which, in 1991 and 1992, had been added through a dividend reinvestment program to a trust account of which Mr. Exley is a trustee and beneficiary.

                                 ANNUAL REPORT

     The Company's annual report for the fiscal year ended September 29, 1996, including financial statements, is being mailed with this Proxy Statement on or about January 13, 1997 to stockholders of record at the close of business on December 24, 1996 except those stockholders who have requested elimination of multiple copies of annual reports to the same address.


                   1998 ANNUAL MEETING STOCKHOLDER PROPOSALS

     A stockholder wishing to present a proposal at the 1998 Annual Meeting must submit the proposal in writing, addressed to the Secretary, Savannah Foods & Industries, Inc., Post Office Box 339, Savannah, Georgia 31402, not later than September 15, 1997, in order for such proposal to be considered for inclusion in the proxy material and agenda of the 1998 Annual Meeting.


                                 OTHER MATTERS

     The Board of Directors of the Company knows of no other matters to be brought before the Annual Meeting. If matters other than those set forth in this Proxy Statement are properly presented at the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote said proxy in accordance with their best judgment on such other matters.


                                        By Order of the Board of Directors

                                        John M. Tatum
                                        Secretary





Savannah, Georgia
January 13, 1997

                                                                     APPENDIX A



                       SAVANNAH FOODS & INDUSTRIES, INC.
                           1996 EQUITY INCENTIVE PLAN


                                   SECTION 1
                                    PURPOSE

     The purpose of this Plan is to promote the interests of the Company, its Subsidiaries and its shareholders by enabling the Company and its Subsidiaries to attract, retain and motivate employees or those who will become employees, and to align the interests of those individuals and the Company's shareholders. To do this, the Plan offers equity-based opportunities providing such employees with a proprietary interest in maximizing the growth, profitability and overall success of the Company and its Subsidiaries.

                                   SECTION 2
                                  DEFINITIONS

     Each term set forth in this Section shall have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular.

     2.1 Award means an award or grant of an Option or Restricted Stock made to a Participant under this Plan.

     2.2 Award Agreement means the agreement executed by a Participant pursuant to this Plan in connection with the granting of an Award.

     2.3 Board means the Board of Directors of the Company, as constituted from time to time.

     2.4  Change in Control has the meaning set forth in Section 15.

     2.5  Code means the Internal Revenue Code of 1986, as amended.

     2.6 Committee means the committee of the Board established to administer the Plan, as appointed under Section 5 of the Plan.

     2.7 Common Stock means the $.25 par value common stock of the Company.

     2.8 Company means Savannah Foods & Industries, Inc., a Delaware corporation, and any successor to such organization.

     2.9 Disability means disability as defined in the Participant's then effective employment agreement, or if the Participant is not then a party to an effective employment agreement with the Company which defines disability, "Disability" means disability as determined by the Committee in accordance with standards and procedures similar to those under the Company's long-term disability plan, if any. Subject to the first sentence of this Section 2.9, at any time that the Company does not maintain a long-term disability plan, "Disability" shall mean any physical or mental disability which is determined to be total and permanent by a physician selected in good faith by the Company.

     2.10 Employee means an employee of the Company, a Subsidiary or a Parent.

     2.11 Exchange Act means the Securities Exchange Act of 1934, as amended.

     2.12 Fair Market Value means on, or with respect to, any given date(s), the average of the highest and lowest market prices of the Common Stock, as reported on the consolidated reporting system for the New York Stock Exchange for such date(s) or, if the Common Stock was not traded on such date(s), on the next preceding day or days on which the Common Stock was traded. If at any time the Common Stock is not traded on such exchange, the Fair Market Value of a share of the Common Stock shall be determined in good faith by the Board.

     2.13 Option means an option to purchase Shares granted under this Plan.

     2.14 Option Price means the price which shall be paid to purchase one (1) Share upon the exercise of an Option granted under this Plan.

     2.15 Parent means any corporation which is a parent corporation of the Company within the meaning of Section 424(e) of the Code.

     2.16 Participant means any individual who is selected from time to time to receive an Award under the Plan.

     2.17 Plan means the Savannah Foods & Industries, Inc. 1996 Equity Incentive Plan, as amended from time to time.

     2.18 Restricted Stock means Shares granted pursuant to Section 9.

     2.19 Retirement means the voluntary retirement by the Participant from active employment with the Company and its Subsidiaries on or after the attainment of (i) age 65, or (ii) 60, with the consent of the Board.

     2.20 Share means a share of the Common Stock of the Company.

     2.21 Subsidiary means any corporation which is a subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

     2.22 Surrendered Shares means the Shares described in Section 8.7 which (in lieu of being purchased) are surrendered for cash or Shares, or for a combination of cash and Shares, in accordance with Section 8.7.

                                   SECTION 3
                             SHARES SUBJECT TO PLAN

     The total number of Shares that may be issued pursuant to Options or Restricted Stock Grants granted under this Plan shall not exceed One Million Two Hundred and Fifty Thousand (1,250,000) Shares, as adjusted below and pursuant to Section 12. Such Shares shall be reserved to the extent that the Company deems appropriate from authorized but unissued Shares and from Shares which have been reacquired by the Company. Furthermore, any Shares subject to an Award granted hereunder which remain after the cancellation, expiration or exchange of such Award shall again become available for use under this Plan, but any Surrendered Shares which remain after the surrender of an Option under
Section 8.7 shall not again become available for use under this Plan.

                                   SECTION 4
                                 EFFECTIVE DATE

     The effective date of this Plan shall be the date it is adopted by the Board, provided the shareholders of the Company approve this Plan within twelve
(12) months after such effective date. If such effective date comes before such shareholder approval, any Awards granted under this Plan before the date of such approval shall automatically be granted subject to such approval.

                                   SECTION 5
                                 ADMINISTRATION

     5.1 The Committee. This Plan shall be administered by the Committee. The Committee shall be appointed from time to time by the Board and shall consist of not less than three (3) of the then members of the Board who are Non-Employee Directors (within the meaning of Rule 16b-3(b)(3) promulgated pursuant to the Exchange Act) of the Company. No member of the Committee shall be eligible to receive Awards under the Plan. Consistent with the Bylaws of the Company, members of the Committee shall serve at the pleasure of the Board and the Board, subject to the immediately preceding sentence, may at any time and from time to time remove members from, or add members to, the Committee.

     5.2 Powers of the Committee. The Committee, acting in its absolute discretion, shall exercise such powers and take such action as expressly called for under this Plan. The Committee shall have the power to interpret this Plan and, subject to Section 14, to take such other action in the administration and operation of the Plan as it deems equitable under the circumstances. The Committee's actions shall be binding on the Company, on each affected Participant, and on each other person directly or indirectly affected by such action.

     5.3 Liability Limitation. Neither the Board nor the Committee, nor any member of either, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan (or any Award Agreement), and the members of the Board and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage which may be in effect from time to time.

                                   SECTION 6
                                  ELIGIBILITY

     Only Employees, or those who will become Employees, shall be eligible for the grant of an Award under this Plan, but no Employee shall have the right to be granted an Award under this Plan merely as a result of his or her status as an Employee.

                                   SECTION 7
                                GRANT OF AWARDS

     7.1 Selection by Committee. The Committee, in its absolute discretion, may grant Awards under this Plan from time to time and shall have the right to grant new Awards in exchange for outstanding Awards. Awards shall be granted to Employees selected by the Committee and the Committee shall be under no obligation whatsoever to grant Awards to all Employees, to grant Awards uniformly or to grant all Awards subject to the same terms and conditions. In determining Employee(s) to whom an Award shall be granted and the number of Shares to be covered by such Award, the Committee may take into account the recommendations of the President of the Company and its other officers, the duties of the Employee, the present and potential contributions of the Employee to the success of the Company, the anticipated number of years of service remaining before the attainment by the Employee of retirement age, and other factors deemed relevant by the Committee, in its sole discretion, in connection with accomplishing the purpose of this Plan. An Employee who has been granted an Award, whether under this Plan or otherwise, may be granted one or more additional Awards.

     7.2 Award Agreements. Each grant of an Award shall be evidenced by an Award Agreement and shall incorporate such terms and conditions as the Committee, acting in its absolute discretion, deems consistent with the terms of this Plan.

                                   SECTION 8
                                 STOCK OPTIONS


     8.1 Terms and Conditions. Options granted under the Plan shall be in respect of Common Stock. Such Options shall be subject to the terms and conditions set forth in this Section 8 and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement. Options granted hereunder shall not be intended to satisfy the requirements of Section 422 of the Code as incentive stock options.

     8.2 Option Price. The Option Price for each Share subject to such Option shall be no less than the Fair Market Value of a Share on the date such Option is granted. The Option Price shall be payable in full upon the exercise of any Option, and an Award Agreement, at the discretion of the Committee may provide for the payment of the Option Price either in cash or in Shares acceptable to the Committee or in any combination of cash and Shares acceptable to the Committee. Any payment made in Shares shall be treated as equal to the Fair Market Value of such Shares on the date the properly endorsed certificate for such Shares is delivered to the Committee (or to its delegate). Notwithstanding the above, and in the sole discretion of the Committee, an Option may be exercised as to a portion or all (as determined by the Committee) of the number of Shares specified in the Award Agreement by delivery to the Company of a secured promissory note to be executed by the Optionee. The promissory note shall include, along with such other terms and conditions as the Committee shall determine, provisions in a form approved by the Committee under which (a) the balance of the aggregate purchase price shall be payable in equal installments over such period and shall bear interest at such rate (which shall not be less than the prime bank loan rate as determined by the Committee) as the Committee shall approve and (b) the Optionee shall be personally liable for payment of the unpaid principal balance and all accrued but unpaid interest.

     8.3 Option Exercise Period.

          (a) Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Award Agreement, but no Award Agreement shall:

                (i) make an Option exercisable before the date such Option is granted or;

                (ii)    make an Option exercisable after the earlier of the:

                        (A)     the date such Option is exercised in full; or

                        (B) the date which is the tenth (10th) anniversary of the date such Option is granted.

          (b) If a Participant's employment with the Company and/or any Parent or Subsidiary shall be terminated for any reason, except death, Disability or Retirement, the Option shall terminate upon the date of such termination of employment, unless the Award Agreement for the Option expressly provides otherwise, except as otherwise provided herein.

          (c) If a Participant shall become Disabled while an employee of the Company or any Parent or Subsidiary or after the date of termination of employment but prior to the expiration of the Option, or if a Participant shall Retire, the Retired Participant, the transferee of the Option pursuant to
Section 8.6 or the Disabled Participant shall have the right to exercise the Option, and the right to exercise the Option shall terminate as provided by the terms of the Award Agreement for the Option. If a Participant shall die while an employee of the Company or any Parent or Subsidiary or after the date of termination of employment but prior to the expiration of the Option, the executor or administrator of the Participant's estate or a transferee of the Option pursuant to Section 8.6 shall have the right to exercise the Option, and the right to exercise the Option shall terminate upon the earliest of (i) the expiration of twelve (12) months from the date of such termination of employment, (ii) the expiration of twelve (12) months from the date of the Participant's death, or (iii) as otherwise provided by the terms of the Award Agreement for the Option. The occurrence of a Change in Control shall have no effect on the duration of the exercise period.

        (d) Whether military or other government or eleemosynary service or other leave of absence will constitute termination of employment shall be determined in each case by the Committee in its sole discretion.

        (e) Notwithstanding the foregoing termination provisions, the Committee may, in its sole discretion, establish different terms and conditions pertaining to the effect of an Participant's termination on the expiration or exercisability of newly granted options or (with the consent of the affected Participant) outstanding options. However, no Option can have a term of more than ten (10) years.

     8.4 Vesting. In respect of any Option granted under this Plan, unless otherwise (a) determined by the Committee (in its sole discretion) at any time and from time to time in respect of any such Option, or (b) provided in the Award Agreement or in the Participant's employment agreement in respect of any such Option, such Option shall become exercisable as to the aggregate number of shares of Common Stock underlying such Option, as determined on the date of grant, as follows:

           (a) 33 1/3%, on the first anniversary of the date of grant of the Option, provided the Participant is then employed by the Company and/or one of its Subsidiaries;

           (b) 66 2/3%, on the second anniversary of the date of grant of the Option, provided the Participant is then employed by the Company and/or one of its Subsidiaries; and

           (c) 100%, on the third anniversary of the date of grant of the Option, provided the Participant is then employed by the Company and/or one of its Subsidiaries.

     8.5 Acceleration of Vesting upon Death, Disability or Retirement. Notwithstanding anything to the contrary contained in Section 8.4, such Option shall become one hundred percent (100%) exercisable as to the aggregate number of shares of Common Stock underlying such Option upon the death, Disability or Retirement of the Participant. Death or Disability of the Participant occurring after termination of employment with the Company and/or any Parent or Subsidiary shall not cause any Options to become exercisable.

     8.6 Non-Transferable. No Option granted under this Plan shall be transferable by a Participant other than by will or by the laws of descent and distribution, and such Option shall be exercisable during a Participant's lifetime only by the Participant. The person or persons to whom an Option is transferred by will or by the laws of descent and distribution thereafter shall be treated as the Participant.

     8.7   Surrender of Options.

           (a) General Rule. The Committee, acting in its absolute discretion, may incorporate a provision in an Award Agreement to allow a Participant to surrender his or her Option in whole or in part in lieu of the exercise in whole or in part of that Option on any date that:

                (i) the Fair Market Value of the Shares subject to such Option exceeds the Option Price for such Shares; and

                (ii) the Option to purchase such Shares is otherwise exercisable.

           (b) Procedure. The surrender of an Option in whole or in part shall be effected by the delivery of the Award Agreement to the Committee (or to its delegate) together with a statement signed by the Participant which specifies the number of Shares ("Surrendered Shares") as to which the Participant surrenders his or her Option and how he or she desires payment be made for such Surrendered Shares.

           (c) Payment. A Participant in exchange for his or her Surrendered Shares shall receive Shares equal in amount on the date such surrender is effected to the excess of the Fair Market Value of the Surrendered Shares on such date over the Option Price for the Surrendered Shares. If any exercise under this Section 8.7 creates a right to acquire a fractional Share, such fractional Share shall be disregarded and the number of Shares to be issued shall be the next lower number of Shares, rounding all fractions downward.

           (d) Restrictions. Any Award Agreement for an Option which incorporates a provision to allow a Participant to surrender his or her Option in whole or in part also shall incorporate such additional restrictions on the exercise or surrender of such Option as the Committee deems necessary to satisfy the conditions to the exemption under Rule 16b-3 (or any successor exemption) to Section 16(b) of the Exchange Act.

                                   SECTION 9
                                RESTRICTED STOCK

     9.1. Terms and Conditions. Awards of Restricted Stock shall be subject to the terms and conditions set forth in this Section 9 and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement. Restricted Stock may be granted alone or in addition to any other Awards under the Plan. Subject to the terms of the Plan, the Committee shall determine the number of Shares of Restricted Stock to be granted to a Participant and the Committee may provide or impose different terms and conditions on any particular Restricted Stock Award made to any Participant. With respect to each Participant receiving an Award of Restricted Stock, there shall be issued a stock certificate (or certificates) in respect of such Restricted Stock.
Such stock certificate(s) shall be registered in the name of such Participant, shall be accompanied by a stock power duly executed by such Participant, and shall bear, among other required legends, the following legend:

                "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including, without limitation, forfeiture events) contained in the Savannah Foods & Industries, Inc. 1996 Equity Incentive Plan and an Award Agreement entered into between the registered owner hereof and Savannah Foods & Industries, Inc. Copies of such Plan and Award Agreement are on file in the office of the Secretary of Savannah Foods & Industries, Inc., Savannah, Georgia. Savannah Foods & Industries, Inc. will furnish to the record holder of the certificate, without charge and upon written request at its principal place of business, a copy of such Plan and Award Agreement. Savannah Foods & Industries, Inc. reserves the right to refuse to record the transfer of this certificate until all such restrictions are satisfied, all such terms are complied with and all such conditions are satisfied."

Such stock certificate evidencing such shares shall, in the sole discretion of the Committee, be deposited with and held in custody by the Company until the restrictions thereon shall have lapsed and all of the terms and conditions applicable to such grant shall have been satisfied.

          9.2 Restricted Stock Award. An Award of Restricted Stock is an Award of shares of Common Stock granted to a Participant, subject to such restrictions, terms and conditions as the Committee deems appropriate, including, without limitation, (a) restrictions on the sale, assignment, transfer, hypothecation or other disposition of such shares, (b) the requirement that the Participant deposit such shares with the Company while such shares are subject to such restrictions, and (c) the requirement that such shares be forfeited upon termination of employment for specified reasons within a specified period of time or for other reasons (including, without limitation, the failure to achieve designated performance goals).

           9.3 Restriction Period. In accordance with Sections 9.1 and 9.2 of the Plan and unless otherwise determined by the Committee (in its sole discretion) at any time and from time to time, Restricted Stock shall only become unrestricted and vested in the Participant in accordance with such vesting schedule relating to such Restricted Stock, if any, as the Committee may establish in the relevant Award Agreement (the "Restriction Period"). Notwithstanding the preceding sentence, in no event shall the Restriction Period be less than six (6) months after the date of grant of the Award. During the Restriction Period, such stock shall be and remain unvested and a Participant may not sell, assign, transfer, pledge, encumber or otherwise dispose of or hypothecate such Award. Upon satisfaction of the vesting schedule and any other applicable restrictions, terms and conditions, the Participant shall be entitled to receive payment of the Restricted Stock or a portion thereof, as the case may be, as provided in Section 9.4 of the Plan.

           9.4 Payment of Restricted Stock. After the satisfaction and/or lapse of the restrictions, terms and conditions established by the Committee in respect of an Award of Restricted Stock, a new certificate, without the legend set forth in Section 9.1 of the Plan, for the number of shares of Common Stock which are no longer subject to such restrictions, terms and conditions shall, as soon as practicable thereafter, be delivered to the Participant.

           9.5 Shareholder Rights. A Participant shall have, with respect to the shares of Common Stock underlying an Award of Restricted Stock, all of the rights of a shareholder of such stock (except as such rights are limited or restricted under the Plan or in the relevant Award Agreement). Any stock dividends paid in respect of unvested Restricted Stock shall be treated as additional Restricted Stock and shall be subject to the same restrictions and other terms and conditions that apply to the unvested Restricted Stock in respect of which such stock dividends are issued.

                                   SECTION 10
                            SECURITIES REGISTRATION

     Each Award Agreement may provide that, upon the receipt of Shares as a result of the surrender or exercise of an Award, the Employee shall, if so requested by the Company, hold such Shares for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect. Each Award Agreement also may provide that, if so requested by the Company, the Employee shall make a written representation to the Company that he or she will not sell or offer to sell any of such Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1933, as amended ("1933 Act") and any applicable state securities law or unless he or she shall have furnished to the Company an opinion, in form and substance satisfactory to the Company, of legal counsel acceptable to the Company, that such registration is not required.
Certificates representing the Shares transferred upon the grant, exercise or surrender of an Award granted under this Plan may at the discretion of the Company bear a legend to the effect that such Shares have not been registered under the 1933 Act or any applicable state securities law and that such Shares may not be sold or offered for sale in the absence of an effective registration statement as to such Shares under the 1933 Act and any applicable state securities law or an opinion, in form and substance satisfactory to the Company, of legal counsel acceptable to the Company, that such registration is not required.

                                   SECTION 11
                                  LIFE OF PLAN

     No Award shall be granted under this Plan on or after the tenth (10th) anniversary of the effective date of the Plan, in which case the Plan otherwise shall continue in effect until the later of (i) all outstanding Options have been terminated, surrendered or exercised in full or no longer are exercisable or (ii) all restrictions on Shares transferred as Restricted Stock have lapsed.

                                   SECTION 12
                                   ADJUSTMENT

     The number of Shares reserved under Section 3 of this Plan and the number of Shares subject to Awards granted under this Plan and the exercise price or other price per Share relating to outstanding Awards shall be adjusted by the Committee in an equitable manner to reflect any change in the capitalization of the Company, including, but not limited to, such changes as stock dividends or stock splits. Furthermore, the Committee shall have the right to adjust the number of Shares reserved under Section 3 of this Plan and the number of Shares subject to Awards granted under this Plan and the exercise price or other price per Share relating to outstanding Awards in the event of any merger, consolidation, division, acquisition, reorganization or liquidation which provides for the substitution or assumption of such Awards. If any adjustment under this Section 12 creates a fractional Share or a right to acquire a fractional Share, such fractional Share shall be disregarded and the number of Shares reserved under this Plan and the number subject to any Awards granted under this Plan shall be the next lower number of Shares, rounding all fractions downward. An adjustment made under this Section 12 by the Committee shall be conclusive and binding on all affected persons and, further, shall not constitute an increase in the number of Shares reserved under Section 3 of this Plan.

                                   SECTION 13
                         SALE OR MERGER OF THE COMPANY

     If the Company agrees to sell substantially all of its assets for cash or property or for a combination of cash and property or agrees to any merger, consolidation, reorganization, division or other transaction in which Shares are converted into another security or into the right to receive securities or property and such agreement does not provide for the assumption or substitution of the Options granted under this Plan, each Option, at the direction and discretion of the Committee, or as is otherwise provided in the Award Agreements, may be canceled unilaterally by the Company in exchange for the whole Shares which each Participant otherwise would receive if he or she had the right to surrender his or her outstanding Option in full under Section 8.7 of this Plan and he or she exercised that right exclusively for Shares on a date fixed by the Committee which comes before such sale or other corporate transaction.

                                   SECTION 14
                            AMENDMENT OR TERMINATION

     This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, no such amendment shall be made absent the approval of the shareholders of the Company (1) to increase the number of Shares reserved under Section 3, except as set forth in
Section 12, (2) to extend the maximum life of the Plan under Section 11 or the maximum exercise period under Section 8.3, (3) to decrease the Option Price under Section 8.2, or (4) to change the designation of Employees eligible for Awards under Section 6. The Board also may suspend the granting of Awards under this Plan at any time and may terminate this Plan at any time; provided, however, the Company shall not have the right to modify, amend or cancel any Award granted before such suspension or termination unless (i) the Participant consents in writing to such modification, amendment or cancellation or (ii) there is a dissolution or liquidation of the Company or a transaction described in Section 12 or Section 13 of this Plan.

                                   SECTION 15
                               CHANGE IN CONTROL

     15.1 Acceleration of Awards Vesting. Anything in the Plan to the contrary notwithstanding, if a Change in Control of the Company occurs (a) all Options then unexercised and outstanding shall become fully vested and exercisable as of the date of the Change in Control, and (b) all restrictions, terms and conditions applicable to all Restricted Stock then outstanding shall be deemed lapsed and satisfied as of the date of the Change in Control. The immediately preceding sentence shall apply to only those Participants (i) who are employed by the Company and/or one of its Subsidiaries as of the date of the Change in Control, or (ii) to whom Section 15.3 below is applicable.

     15.2 Payment After Change in Control. Notwithstanding anything to the contrary in the Plan, within thirty (30) days after a Change in Control occurs,
(a) the holder of an Award of Restricted Stock vested under Section 15.1(b) above shall receive a new certificate for such shares without the legend set forth in Section 9 of the Plan and, in the case only of a Change in Control under Section 15.4(a) of the Plan, such holder shall have the right, but not the obligation, to elect, within ten (10) business days after the Participant has actual or constructive knowledge of the occurrence of such Change in Control, to require the Company to purchase such shares from the Participant at their then Fair Market Value, and (b) in the case only of a Change in Control under Section 15.4(a) of the Plan, the holders of any Options shall have the right, but not the obligation, to elect, within ten (10) business days after the Participant has actual or constructive knowledge of the occurrence of such Change in Control, to require the Company to purchase such Options from the Participant for an aggregate amount equal to the then aggregate Fair Market Value of the Common Stock underlying such Awards tendered, less the aggregate exercise price of such tendered Awards.

     15.3 Termination as a Result of a Change in Control. Anything in the Plan to the contrary notwithstanding, if a Change in Control occurs and if the Participant's employment is terminated before such Change in Control and it is reasonably demonstrated by the Participant that such employment termination (a) was at the request, directly or indirectly, of a third party who has taken steps reasonably calculated to effect the Change in Control, or (b) otherwise arose in connection with or in anticipation of the Change in Control, then for purposes of this Section 15, the Change in Control shall be deemed to have occurred immediately prior to such Participant's employment termination.

     15.4 Change in Control. For purposes of this Plan, a Change in Control shall be deemed to have occurred when and only when the first of the following events occurs:

     (a) Any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than (1) any employee plan established by the Company, (2) the Company, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding voting securities; or

     (b) During any period of two consecutive years, individuals who at the beginning of such period constituted the Board and any new director (other than an individual whose nomination for election is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) whose appointment, election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose appointment, election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or

     (c) There is consummated a merger or consolidation of the Company or a subsidiary thereof with or into any other corporation, other than a merger or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding securities which represent immediately after such merger or consolidation more than 80% of the combined voting power of the voting securities of either the Company or the other entity which survives such merger or consolidation or the parent of the entity which survives such merger or consolidation; or

     (d) There is consummated a sale or disposition by the Company of all or substantially all of the Company's assets.

                                 SECTION 16
                                MISCELLANEOUS

     16.1 Shareholder Rights. No Participant shall have any rights as a shareholder of the Company as a result of the grant of an Award to him or to her under this Plan or his or her exercise or surrender of such Award pending the actual delivery of Shares subject to such Award to such Participant.

     16.2 No Contract of Employment. The grant of an Award to an Employee under this Plan shall not constitute a contract of employment or other association with the Company, and shall not confer on an Employee any rights upon his or her termination of employment or other association with the Company, in addition to those rights, if any, expressly set forth in the applicable Award Agreement.

     16.3 Withholding. The Company shall have the right to deduct from any payment or settlement under the Plan, including, without limitation, the exercise of any Option, or the delivery, transfer or vesting of any Common Stock or Restricted Stock, any federal, state, local or other taxes of any kind which the Committee, in its sole discretion, deems necessary to be withheld to comply with the Code and/or any other applicable law, rule or regulation. If the Committee, in its sole discretion, permits shares of Common Stock to be used to satisfy any such tax withholding, such Common Stock shall be valued based on the Fair Market Value of such stock as of the date the tax withholding is required to be made, such date to be determined by the Committee. The Committee may establish rules limiting the use of Common Stock to meet withholding requirements by Participants who are subject to Section 16 of the Exchange Act. The exercise or surrender of any Option granted under this Plan shall constitute an Employee's full and complete consent to whatever action the Committee directs to satisfy the federal and state tax withholding requirements, if any, which the Committee in its discretion deems applicable to such exercise or surrender.

     16.4 Transfer. The transfer of an Employee between or among the Company, a Subsidiary or a Parent shall not be treated as a termination of his or her employment under this Plan.

     16.5 Construction. This Plan shall be construed under the laws of the State of Georgia.

                                                                    APPENDIX B

                      SAVANNAH FOODS & INDUSTRIES, INC.

            PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                              FEBRUARY 20, 1997

The undersigned acknowledges receipt of a Notice of Meeting and Proxy Statement dated January 13, 1997, and hereby appoints William W. Sprague III, David H. Roche, and Gregory H. Smith, and each or any of them with power of substitution, attorneys and proxies, with powers the undersigned would possess if personally present, to appear and vote all stock of the undersigned in Savannah Foods & Industries, Inc., at the Annual Meeting of Stockholders to be held on February 20, 1997, starting at 8:00 a.m. Eastern Standard Time in the Grand Ballroom on the main lobby floor of the DeSoto Hilton Hotel, 15 East Liberty Street, Savannah, Georgia, and at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES FOR DIRECTORS (ITEM 1), "FOR" THE APPROVAL OF THE AMENDMENT TO THE BY-LAWS (ITEM 2), "FOR" THE APPROVAL OF THE ADOPTION OF THE 1996 EQUITY INCENTIVE PLAN (ITEM 3), AND "FOR" THE RATIFICATION OF ARTHUR ANDERSEN LLP (ITEM 4).


PLEASE DATE AND SIGN ON REVERSE SIDE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.

IMPORTANT: Please mark this Proxy, date, sign exactly as your name(s) appear(s), and return in the enclosed postage paid envelope. If shares are held jointly, signature should include both names. Trustees and others signing in a representative capacity should so indicate. This Proxy is revocable at any time prior to the exercise hereof.

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

                             -------------------
                                   SAVANNAH
                             FOODS & INDUSTRIES,
                                     INC.
                             -------------------

1. Election of Directors
   (For three-year terms expiring in 2000)                             For All
                                                 For      Withhold     Except
         R. Eugene Cartledge
         Lee B. Durham, Jr.                      [ ]         [ ]         [ ]
         Robert L. Harrison
         James M. Reed

   INSTRUCTION: To withhold authority to vote for any individual nominee, mark the "For All Except" box and strike a line through that nominee's name in the list above.

                                                 For       Against     Abstain

2. Approval of the amendment to the By-laws of   [ ]         [ ]         [ ]
   the Corporation.

3. Approval of the adoption of the 1996 Equity   [ ]         [ ]         [ ]
   Incentive Plan for employees of the Company.

4. Ratification of the appointment of Arthur     [ ]         [ ]         [ ]
   Andersen LLP as independent accountants for the fiscal year ending September 28, 1997.

5. The transaction of such other business as may properly come before the Annual Meeting.



Please be sure to sign
and date this Proxy.                        Date
--------------------------------------------------------------------------------



Stockholder sign here                       Co-owner sign here
                      ---------------------                    -----------------

                                                          DETACH CARD